For Immediate Release

NEWS RELEASE

Contact:
Alexander Nickolatos, Chief Financial Officer
investorrelations@ecostim-es.com
281-531-7200

Eco-Stim Energy Solutions Announces Private Placement

HOUSTON, TX and NEUQUEN CITY, ARGENTINA - 8/2/17 - Eco-Stim Energy Solutions, Inc. (NASDAQ: ESES) (“EcoStim” or the “Company”) announced today that it has entered into a definitive subscription agreement for a private placement of its common stock with several new institutional investors and two existing stockholders. It is anticipated that the transaction will close on August 8, 2017, subject to satisfaction of customary closing conditions. As part of the offering, the Company will issue an aggregate of 19,580,420 shares of its common stock for $1.43 per share, which was the closing market price on August 1, 2017. The gross proceeds from this private placement are estimated to be $28 million. The Company intends to use the net proceeds from the offering to finance capital expenditures to support its most recent customer contract, for working capital and for other general corporate purposes.

About Eco-Stim Energy Solutions, Inc.

Eco-Stim is an environmentally focused oilfield service and technology company providing well stimulation and completion services and field management technologies to oil and gas producers. EcoStim’s methodology and technology offers the potential in high cost regions to decrease the number of stages stimulated in shale plays through a process that predicts high probability production zones while confirming those production zones using the latest generation down-hole diagnostic tools. In addition, EcoStim offers its clients completion techniques that can dramatically reduce horsepower requirements, emissions and surface footprint. EcoStim seeks to deliver well completion services with better technology, better ecology and significantly improved economics for unconventional oil and gas producers worldwide.

Forward-Looking Statements:

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management’s experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate.

Forward-looking statements are not guarantees of performance. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Registration Status

The issuance of the securities to be sold in this private placement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and accordingly may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. As part of the transaction, the Company has agreed to register the resale of the new shares of the Company with the Securities and Exchange Commission.